Exhibit 16.2

MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

December 5, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:

We have read the statements made by Affordable Green Homes Inc, which we understand was filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Affordable Green Homes International, Inc., filed on December 5, 2007. We agree with the statements concerning our firm in Item 4.01 of such Form 8-K. We have no basis to agree or disagree with other statements made under Item 4.01.

Very truly yours,

/s/ Moore & Associates, Chartered

Moore & Associates, Chartered
Las Vegas, Nevada